UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 11, 2010
Date of Report (Date of earliest event reported)

ONE BIO, CORP.
(Exact name of registrant as specified in its charter)

FLORIDA	333-136643	59-3656663
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

20900 NE 30th Ave., Suite 842, Aventura, FL	33180
(Zip Code)

(877) 544-2288
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 17, 2010, One Bio, Corp. (the “Company”) issued a press release announcing that on February 11, 2010, it held the final closing of the financing transaction pursuant to that certain Securities Purchase and Registration Rights Agreement (“SPA”) entered into with certain investors including UTA Capital LLC (collectively the “Investors” and together with the Company, the “Parties”) dated January 13, 2010.  Pursuant to the final closing, the Company issued and the Investors purchased Two Million Seven Hundred Thousand Dollars ($2,700,000) of the Company’s secured 8% convertible notes (“Notes”) and the Company issued to the Investors warrants (“Warrants”) to purchase an aggregate of 444,298 shares of the Company’s Common Stock at an exercise price of $6.077 per share.  The Notes and the Warrants issued pursuant to the final closing on February 11, 2010, were issued pursuant to the SPA and provide for the same terms and conditions as the notes and warrants issued pursuant to the initial closing under the SPA held on January 13, 2010.

Item 7.01 Regulation FD Disclosure

The Company is attaching a copy of a press release, dated February 16, 2010, announcing the final closing of the sale to the Investors pursuant to the SPA of Two Million Seven Hundred Thousand Dollars ($2,700,000) of the Company’s secured 8% convertible notes (“Notes”) and warrants to purchase an aggregate of 444,298 shares of the Company’s Common Stock at an exercise price of $6.077 per share.  The press release is incorporated herein by reference.

Item 9.01 Exhibits

99.1 Press Release dated February 16, 2010.

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Items 2.02 and 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONE BIO, CORP.

DATE: February 17, 2010	By: /s/Marius Silvasan
Marius Silvasan
Chief Executive Officer

DATE: February 17, 2010	By: /s/ Cris Neely
Cris Neely
Chief Financial Officer and Director